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                                                                                                         Exhibit 12

                                              Hospitality Properties Trust
                                   Computation of Ratio of Earnings to Fixed Charges
                                          (in thousands, except ratio amounts)


                                  For the period
                                 February 7, 1995      For the fiscal year         For the                For the
                                  (inception) to              ended           Nine months ended        quarter ended
                                December 31, 1995       December 31, 1996    September 30, 1997     September 30, 1997
                                -----------------       -----------------    ------------------     ------------------

Income                               $11,349                  $51,664               $44,853               $15,017
Fixed Charges                          5,063                    5,646                10,602                 4,272
                                     -------                  -------               -------               -------
Adjusted Earnings                    $16,412                  $57,310               $55,455               $19,289
                                     =======                  =======               =======               =======

Fixed Charges:
   Interest on indebtedness and
   amortization of deferred
   finance cost                      $ 5,063                  $ 5,646               $10,602               $ 4,272
                                     -------                  -------               -------               -------
Total Fixed Charges                  $ 5,063                  $ 5,646               $10,602               $ 4,272
                                     =======                  =======               =======               =======
Ratio of Earnings to
  Fixed Charges                        3.24x                   10.15x                 5.23x                 4.52x
                                     =======                  =======               =======               =======

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